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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 52-1166660) of Radio One, Inc. our report dated
March 8, 2001 except for Note 2, as to which the date is March 16, 2001 relating to the financial statements of Blue Chip Broadcasting, Inc., which appears in the Current Report on Amendment # 1 to Form 8-K of Radio One, Inc. dated April 9, 2001.


/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
April 9, 2001